UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On April 8, 2014, The McClatchy Company, a Delaware corporation (the “Company”) and its wholly-owned subsidiary, McClatchy Newspapers, Inc., a Delaware corporation (“McClatchy Newspapers” and together with the Company, “McClatchy”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Alaska Dispatch Publishing, LLC, an Alaska limited liability company (“ADP”), pursuant to which McClatchy Newspapers will sell to ADP the outstanding capital stock of Anchorage Daily News, Inc., an Alaska corporation (“ADN”), for $34 million in cash (the “Transaction”). Pursuant to the Purchase Agreement, following the closing of the Transaction, McClatchy will indemnify ADP and ADN and their respective stockholders, controlling persons, affiliates, and representatives from all losses related to (i) certain liabilities that are not assumed by ADP and (ii) breach of certain covenants, representations and warranties of McClatchy related to ADP and its business. In addition, pursuant to the Purchase Agreement, ADP will indemnify McClatchy and its affiliates, stockholders, controlling persons, and representatives from all losses related to (i) any of the liabilities assumed by ADP in connection with the Transaction and (ii) breach of certain covenants, representations and warranties of ADP related to the Transaction.

McClatchy and ADP made customary representations, warranties and covenants in the Purchase Agreement. McClatchy has agreed to operate the business of ADN in the ordinary course and to refrain from taking certain actions with respect to the business of ADN.

ADN generated $27.4 million in revenues and $5.0 million in operating cash flow in fiscal 2013. After-tax proceeds of approximately $24 million will be invested in capital spending and other investments in McClatchy’s operations in 2014.

The completion of the Transaction is subject to various conditions, including absence of a material adverse effect on the business being sold, accuracy of representations and warranties and compliance with covenants.

The Purchase Agreement contains certain termination rights for both McClatchy and ADP.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Report as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about McClatchy or ADP. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by McClatchy in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modified, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purposes of allocating risk between McClatchy and ADP rather than establishing matters as facts. Accordingly you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about McClatchy or ADP.

Item 8.01. Other Events.

On April 8, 2014, the Company issued a press release announcing that it entered into a definitive agreement with ADP.

9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 2.1	Stock Purchase Agreement by and among Alaska Dispatch Publishing, LLC, The McClatchy Company, and McClatchy Newspapers, Inc. dated April 8, 2014
Exhibit 99.1	Press release dated April 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 8, 2014	The McClatchy Company

By: R. Elaine Lintecum

/s/ R. Elaine Lintecum
By: R. Elaine Lintecum
Vice President and Chief Financial Officer